As filed with the Securities and Exchange Commission on May 18, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(713) 651-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick J. Plaeger, II
Senior Vice President and General Counsel
EOG Resources, Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
Telephone: (713) 651-7000
Facsimile: (713) 651-6987
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Arthur H. Rogers
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
Telephone: (713) 651-5421
Facsimile: (713) 651-5246

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Offering Price per Unit(1)(2)(3)	Offering Price(1)(3)	Fee(4)
Debt securities
Preferred stock, $.01 par value per share
Common stock, $.01 par value per share(5)
Total	$900,000,000	100%	$900,000,000	$50,220

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.E to Form S-3. This registration statement covers an indeterminate amount of debt securities and an indeterminate number of shares of preferred stock and common stock that the registrant may issue, and an indeterminate number of shares of common stock that the selling stockholders may sell, from time to time at indeterminate prices with an aggregate initial offering price not to exceed $900,000,000. The maximum offering price per unit will be determined by the registrant or the selling stockholders, as the case may be, in connection with the issuance or sale by the registrant or selling stockholders of the securities registered herein.

(2)	Also includes an indeterminate number of shares of common stock or preferred stock as may be issued upon conversion, exchange or settlement, as the case may be, for any debt securities or preferred stock that provide for conversion, exchange or settlement, as the case may be, into preferred stock or common stock registered hereby. Separate consideration may or may not be received for any securities that are issued upon conversion of or in exchange or settlement for those securities.

(3)	Estimated solely for purposes of calculating the registration fee. Includes shares of common stock that may be sold by selling stockholders. The aggregate public offering price of all of the securities registered hereby will not exceed $900,000,000.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)	Each share of common stock has one attached right to purchase the registrant’s Series E Junior Participating Preferred Stock under the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent, as amended by the Amendment to Rights Agreement, dated as of December 13, 2001, Amendment No. 2 to Rights Agreement, dated as of December 20, 2001, Amendment No. 3 to Rights Agreement, dated as of April 11, 2002, Amendment No. 4 to Rights Agreement, dated as of December 10, 2002, Amendment No. 5 to Rights Agreement, dated as of February 24, 2005, and Amendment No. 6 to Rights Agreement, dated as of June 15, 2005.

PROSPECTUS

EOG Resources, Inc.

$900,000,000
DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK

We may offer from time to time

•	our unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may be convertible into our common stock;

•	shares of our preferred stock, which also may be convertible into our common stock; and/or

•	shares of our common stock.

The aggregate initial offering price of the debt securities, preferred stock and common stock to be offered by us will not exceed $900,000,000. We may offer these securities in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in a prospectus supplement.

We may offer the preferred stock and debt securities as separate series. The terms of each series of debt securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest or dividends, any terms for optional or mandatory redemption, which may include redemption at the option of holders on the occurrence of certain events, any terms for conversion to common stock or payment of additional amounts or any sinking fund provisions, and any other specific terms in connection with the offering and sale of such securities will be set forth in a prospectus supplement.

We may sell the debt securities, preferred stock and common stock directly, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of any debt securities, preferred stock or common stock in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds to us from such sale also will be set forth in a prospectus supplement.

We may also allow selling stockholders to offer and sell common stock under this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “EOG.” On May 15, 2009, the last reported sale price of common stock on the New York Stock Exchange was $68.25 per share.

You should read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including any information under the heading “Risk Factors,” for a discussion of factors you should consider before deciding to invest in any debt securities, preferred stock or common stock offered by this prospectus. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2009.

About this prospectus

This prospectus is part of a registration statement that we have filed with the United States Securities and Exchange Commission, referred to in this prospectus as the “SEC” or the “Commission,” using a “shelf” registration process. Using this process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offer. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find Additional Information” appearing immediately below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Where you can find additional information

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding the public reference room and its copying charges. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.eogresources.com. Information contained on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may replace this information and information previously filed with the SEC. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 25, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 4, 2009;

•	our Current Reports on Form 8-K filed with the SEC on March 4, 2009 and March 18, 2009;

•	the description of our common stock, par value $.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC on August 29, 1989; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 18, 2000, as amended by Amendment No. 1 on Form 8-A/A filed with the SEC on December 14, 2001, Amendment No. 2 on Form 8-A/A filed with the SEC on February 7, 2002, Amendment No. 3 filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 12, 2002, Amendment No. 4 filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 11, 2002, Amendment No. 5 filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on February 25, 2005, and Amendment No. 6 filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 21, 2005.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to in this prospectus as the “Exchange Act,” until we sell all of the securities offered by this prospectus, other than information furnished to the SEC under Items 2.02 or 7.01, or the exhibits related thereto under Item 9.01, of Form 8-K, which information is not deemed filed under the Exchange Act and is not incorporated by reference into this prospectus.

You may request a copy of these filings at no cost by writing or telephoning our Corporate Secretary at our principal executive offices, which are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, telephone: (713) 651-7000.

In this prospectus, references to “EOG,” “we,” “us,” “our” and “the Company” each refers to EOG Resources, Inc. and, unless otherwise stated, our subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or the documents incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospectus may have changed since those dates.

Oil and gas terms

When describing commodities	gas	=	natural gas
produced and sold:	oil	=	crude oil
	liquids	=	crude oil, condensate, and natural gas liquids

When describing natural gas:	Mcf	=	thousand cubic feet
	MMcf	=	million cubic feet
	Bcf	=	billion cubic feet
	MMBtu	=	million British Thermal Units

When describing liquids:	Bbl	=	barrel
	MBbl	=	thousand barrels
	MMBbl	=	million barrels

When comparing oil and other	1 Bbl of oil	=	6 Mcf of natural gas equivalent
liquids to natural gas:	Mcfe	=	thousand cubic feet equivalent
	MMcfe	=	million cubic feet equivalent
	Bcfe	=	billion cubic feet equivalent

Business

EOG Resources, Inc., a Delaware corporation organized in 1985, together with its subsidiaries, explores for, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, Canada, Trinidad, the United Kingdom North Sea, China and, from time to time, select other international areas. At December 31, 2008, our total estimated net proved reserves were 8,689 Bcfe, of which 7,339 Bcf were natural gas reserves and 225 MMBbl, or 1,350 Bcfe, were crude oil and condensate and natural gas liquids reserves. At such date, approximately 71% of our reserves (on a natural gas equivalent basis) were located in the United States, 15% in Canada and 14% in Trinidad. As of December 31, 2008, we employed approximately 2,100 persons, including foreign national employees.

Risk factors

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company.

Information regarding forward-looking statements

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including, among others, statements and projections regarding our future financial position, operations, performance, business strategy, budgets, reserve information, levels of production and costs and statements regarding the plans and objectives of our management for future operations, are forward-looking statements. We typically use words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “goal,” “may,” “will” and “believe” or the negative of those terms or other variations or comparable terminology to identify our forward-looking statements. In particular, statements, express or implied, concerning our future operating results and returns or our ability to replace or increase reserves, increase production or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although we believe the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that these expectations will be achieved or will prove to have been correct. Moreover, our forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside our control. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include, among others:

•	the timing and extent of changes in prices for natural gas, crude oil and related commodities;

•	changes in demand for natural gas, crude oil and related commodities, including ammonia and methanol;

•	the extent to which we are successful in our efforts to discover, develop, market and produce reserves and to acquire natural gas and crude oil properties;

•	the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling and advanced completion technologies;

•	the extent to which we are successful in our efforts to economically develop our acreage in the Barnett Shale, the Bakken Formation, our Horn River Basin and Haynesville plays and our other exploration and development areas;

•	our ability to achieve anticipated production levels from existing and future natural gas and crude oil development projects, given the risks and uncertainties inherent in drilling, completing and operating natural gas and crude oil wells and the potential for interruptions of production, whether involuntary or intentional as a result of market or other conditions;

•	the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

•	the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights of way;

•	competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

•	our ability to obtain access to surface locations for drilling and production facilities;

•	the extent to which our third-party-operated natural gas and crude oil properties are operated successfully and economically;

•	our ability to effectively integrate acquired natural gas and crude oil properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	weather, including its impact on natural gas and crude oil demand, and weather-related delays in drilling and in the installation and operation of gathering and production facilities;

•	the ability of our customers and other contractual counterparties to satisfy their obligations to us and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to us;

•	our ability to access the commercial paper market and other credit and capital markets to obtain financing on terms we deem acceptable, if at all;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•	the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	the extent and effect of any hedging activities engaged in by us;

•	the timing and impact of liquefied natural gas imports;

•	the use of competing energy sources and the development of alternative energy sources;

•	political developments around the world, including in the areas in which we operate;

•	changes in government policies, legislation and regulations, including environmental regulations;

•	the extent to which we incur uninsured losses and liabilities;

•	acts of war and terrorism and responses to these acts; and

•	the other factors described under Item 1A, “Risk Factors,” on pages 13 through 19 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q.

In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

Use of proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we intend to apply any net proceeds that we receive from the sale of debt securities, preferred stock or common stock to our general funds to be used for working capital and general corporate purposes, including in certain circumstances to retire outstanding indebtedness.

We will not receive any proceeds from any sale of shares of our common stock by selling stockholders.

Ratios of earnings to fixed charges and
earnings to combined fixed charges and preferred stock dividends

	Three months ended
	March 31,	Year ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges	7.64	32.50	17.64	24.64	22.45	12.01
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7.64	32.32	15.99	20.50	19.91	10.06

In calculating the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends, earnings represents the sum of net income, income tax provision and fixed charges, less capitalized interest. Fixed charges represents interest (including capitalized interest), amortization of debt costs and the portion of rental expense representing the interest factor. Preferred stock dividends represents dividends in respect of our 7.195% Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, the remaining outstanding shares of which were repurchased by us in January 2008.

Description of debt securities

The following description highlights the general terms and provisions of the debt securities. When debt securities are offered in the future, which we call the “Offered Debt Securities,” the prospectus supplement will explain the particular terms of the Offered Debt Securities and the extent to which these general provisions may apply.

The Offered Debt Securities will be senior unsecured obligations of EOG. The Offered Debt Securities will be issued under an indenture between EOG and Wells Fargo Bank, NA, as trustee, dated as of May 18, 2009. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The following statements are summaries of certain of the provisions contained in the indenture and do not purport to be complete statements of all the terms and provisions of the indenture. We encourage you to refer to the indenture for full and complete statements of such terms and provisions, including the definitions of certain terms used in this prospectus, because those provisions and not these summaries define your rights as a holder of the Offered Debt Securities. We have italicized numbers in the following discussion to refer to section numbers of the indenture so that you can more easily locate these provisions.

When we refer to “EOG,” “we,” “us” or “our” in this section, we mean only EOG Resources, Inc. and not its subsidiaries.

General. The indenture does not limit the aggregate principal amount of unsecured debentures, notes or other evidences of indebtedness we may issue under the indenture from time to time in one or more series. We may in the future issue securities in addition to the Offered Debt Securities. The terms of the Offered Debt Securities that are listed below will be contained in the prospectus supplement relating to such Offered Debt Securities:

•	the title of the Offered Debt Securities;

•	any limit on the aggregate principal amount of the Offered Debt Securities;

•	the person or entity to whom any interest on the Offered Debt Securities is payable;

•	the date or dates on which the principal of and any premium on the Offered Debt Securities is payable;

•	the rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which the Offered Debt Securities shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on Offered Debt Securities shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities may be redeemed, in whole or in part, at our option, if we have that option;

•	our obligation, if any, and our option, if any, to redeem, purchase or repay Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities shall be redeemed, purchased or repaid in whole or in part, pursuant to such obligation or option;

•	whether the Offered Debt Securities are to be issued upon original issuance in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for such global securities;

•	any trustees, paying agents, transfer agents or registrars with respect to Offered Debt Securities; and

•	any other term of the Offered Debt Securities not inconsistent with the provisions of the indenture. (Section 301.)

We will maintain in each place we specify for payment of any series of Offered Debt Securities an office or agency where Offered Debt Securities of that series may be presented or surrendered for payment, where Offered Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or on us in respect of the Offered Debt Securities of that series and the indenture may be served.

Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the Offered Debt Securities will be issued only in fully registered form, without coupons, in denominations of $2,000 or any integral multiple of $1,000. (Section 302.) No service charge will be made for any registration of transfer or exchange of such Offered Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto, other than with respect to certain exchanges not involving any transfer. (Section 305.)

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Special U.S. federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any prospectus supplement relating to such securities. “Original issue discount securities” means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default. (Section 101.)

Unless otherwise indicated in a prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders thereof.

Global Debt Securities. If any Offered Debt Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for debt securities of the same series and of like tenor and aggregate principal amount in any authorized form and denomination. (Section 305.) Principal of and any premium and interest on a global debt security will be payable in the manner described in the applicable prospectus supplement.

Modification of the Indenture. With certain exceptions and under certain circumstances, the indenture provides that, with the consent of the holders of more than 50% in principal amount of all outstanding securities issued under the indenture, referred to in this prospectus as the “Indenture Securities,” including, where applicable, the debt securities affected thereby, we and the trustee may enter into a supplemental indenture for the purpose of adding to, changing or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of Indenture Securities. Notwithstanding the above, the consent of the holder of each outstanding Indenture Security affected by the modification will be required to:

(a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default or the amount thereof provable in bankruptcy, or change any place of payment where, or the coin or currency in which, any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(b) reduce the percentage in principal amount of the outstanding Indenture Securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

(c) with certain exceptions, modify any of the provisions of the section of the indenture which concern waiver of past defaults, waiver of certain covenants or consent to supplemental indentures, except to increase the percentage of principal amount of Indenture Securities of any series, the holders of which are required to effect such waiver or consent or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Indenture Security affected thereby. The indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of Indenture Securities, or which modifies the rights of the holders of Indenture Securities of such series with respect to such covenant or other provision shall be deemed not to affect the rights under the indenture of the holder of Indenture Securities of any other series. (Section 902.)

Events of Default and Rights Upon Default. Under the indenture, the term “Event of Default” with respect to any series of Indenture Securities, means any one of the following events which shall have occurred and is continuing:

(a) default in the payment of any interest upon any Indenture Security of that series when such interest becomes due and payable or default in the payment of any mandatory sinking fund payment provided for by the terms of any series of Indenture Securities, and continuance of such default for a period of 30 days;

(b) default in the payment of the principal of (or premium, if any, on) any Indenture Security of that series at its maturity;

(c) default in the performance, or breach, of any of our covenants or warranties in the indenture (other than a covenant or warranty a default in whose performance or whose breach is otherwise specifically dealt with in the indenture or which has been expressly included in the indenture solely for the benefit of one or more series of Indenture Securities other than that series), and continuance of such default or breach for 60 days after we have been given by the trustee, or the holders of at least 25% in principal amount of all outstanding Indenture Securities have given to us and the trustee, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; or

(d) certain events involving us in bankruptcy, receivership or other insolvency proceedings or an assignment for the benefit of creditors. (Section 501.)

If an Event of Default described in clause (a) or (b) in the foregoing paragraph has occurred and is continuing with respect to Indenture Securities of any series, the indenture provides that the trustee or the holders of not less than 25% in principal amount of the outstanding Indenture Securities of that series may declare the principal amount (or, if the Indenture Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Indenture Securities of that series to be due and payable immediately, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default described in clause (c) or (d) of the foregoing paragraph has occurred and is continuing, the trustee or the holders of not less that 25% in principal amount of all of the Indenture Securities then outstanding may declare the principal amount (or, if the Indenture Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Indenture Securities to be due and payable immediately, and upon any such declaration such principal amount shall become immediately due and payable. (Section 502.)

A default under our other indebtedness is not necessarily an Event of Default under the indenture, and an Event of Default under one series of Indenture Securities will not necessarily be an Event of Default under another series issued under the indenture.

At any time after a declaration of acceleration with respect to Indenture Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Indenture Securities of that series (or of all series, as the case may be) may rescind and annul such declaration and its consequences, if, subject to certain conditions, all Events of Default with respect to Indenture Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of the Indenture Securities of that series (or of all series, as the case may be) due solely by such declaration of acceleration, have been cured or waived and all payments due (other than by such declaration of acceleration) have been paid or deposited with the trustee. (Section 502.) With certain exceptions, the holders of not less than a majority in principal amount of the outstanding Indenture Securities of any series, on behalf of the holders of all the Indenture Securities of such series, may waive any past default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Indenture Securities may waive any such past default), and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest on any Indenture Security, or (b) in respect of a covenant or provision of the indenture which, pursuant to the terms of the indenture, cannot be modified or amended without the consent of the holder of each outstanding Indenture Security of such series affected. (Section 513.)

The holders of not less than a majority in principal amount of the Indenture Securities of any series at the time outstanding are empowered under the terms of the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to or arising under any past default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default.” Subject to certain limitations, the holders of not less than a majority in principal amount of all outstanding Indenture Securities are empowered under the terms of the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee not relating to or arising under any past default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default.” (Section 512.)

The indenture further provides that no holder of an Indenture Security of any series may enforce the indenture unless (a) such holder shall have given written notice to the trustee of a continuing Event of Default with respect to the Indenture Securities of that series, (b) the holders of not less than 25% in principal amount of the outstanding Indenture Securities of that series, in the case of any Event of Default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Indenture Securities), shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture, (c) such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the trustee, for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the relevant holders thereof. However, this provision will not prevent a holder of any Indenture Security from enforcing the payment of the principal of and any premium, and interest on, such holder’s Indenture Security on the stated maturity date or maturities expressed in such Indenture Security (or, in the case of redemption, on the redemption date). (Sections 507 and 508.)

The indenture requires that we deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating whether to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if so, specifying each such default and the nature and status thereof of which such signers may have knowledge. (Section 1008.)

Discharge of Indenture. With certain exceptions, we may discharge our obligations under the indenture with respect to any series of Indenture Securities by:

(a) paying or causing to be paid the principal of (and premium, if any) and interest on all the Indenture Securities of such series outstanding, as and when the same shall become due and payable;

(b) delivering to the trustee for cancellation all outstanding Indenture Securities (other than with respect to certain Indenture Securities which have been apparently destroyed, lost or stolen and which have been replaced or paid as provided pursuant to the terms of the indenture) of such series; or

(c) entering into an agreement with the trustee in form and substance satisfactory to us and the trustee providing for the creation of an escrow fund and irrevocably depositing or causing to be deposited in trust with the trustee, as escrow agent of such fund, sufficient funds in cash and/or Eligible Obligations and/or certain U.S. government obligations, maturing as to principal and interest in such amounts and at such times, as will be sufficient without consideration of any reinvestment of such interest, and as further expressed in the opinion of a nationally recognized firm of independent public accountants in a written certification thereof delivered to the trustee, to pay at the stated maturity or redemption date all such Indenture Securities of such series not previously delivered to the trustee for cancellation, including principal (and premium, if any) and interest to the stated maturity or redemption date. (Section 401.)

The indenture defines “Eligible Obligations” to mean interest bearing obligations as a result of the deposit of which the Indenture Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies. (Section 101.)

For U.S. federal income tax purposes, there is a substantial risk that a legal defeasance of a series of Indenture Securities by the deposit of cash or such Eligible Obligations or U.S. government obligations in a trust would be characterized by the Internal Revenue Service or a court as a taxable exchange by the holders of the Indenture Securities of that series for either:

(a) an issue of obligations of the defeasance trust; or

(b) a direct interest in the cash and/or such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust.

If the defeasance were so characterized, then a holder of an Indenture Security of the series defeased would be:

(a) required to recognize gain or loss (which would be capital gain or loss if the Indenture Securities were held as a capital asset) at the time of the defeasance as if the Indenture Security had been sold at such time for an amount equal to the amount of cash and the fair market value of such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust;

(b) required to include in income in each taxable year the interest and any original issue discount or gain or loss attributable to either such defeasance trust obligations or such securities, as the case may be; and

(c) subject to the market discount provisions of the Internal Revenue Code of 1986, as amended, as they may pertain to such defeasance trust obligations or such securities.

As a result, a holder of an Indenture Security may be required to pay taxes on any such gain or income even though such holder may not have received any cash. Prospective investors are urged to consult their own tax advisors as to the tax consequences of an actual or legal defeasance, including the applicability and effect of tax laws other than U.S. federal income tax law.

Concerning the Trustee. The trustee may from time to time also act as a depository of funds for, make loans to, and perform other services for, us in the normal course of business.

The indenture provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers vested in it by the indenture at the request or direction of any holder of securities issued under the indenture, unless such holder shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 603.) The trustee may resign at any time with respect to the Indenture Securities of one or more series, or may be removed by the holders of a majority in principal amount of the outstanding Indenture Securities of such series or, under certain circumstances, by us. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the indenture. (Section 610.)

If the trustee shall have or acquire any “conflicting interest” within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. (Section 608.) The Trust Indenture Act also contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of such claims, as security or otherwise. (Section 613.)

Limitations on Liens. Subject to certain limitations described below, the indenture provides that so long as any of the securities issued under the indenture (including the debt securities) are outstanding, we will not, and will not permit any of our subsidiaries to, create or suffer to exist, except in favor of us or any of our subsidiaries, any lien on any principal property at any time owned by it, to secure any of our or any of our subsidiaries’ funded debt, unless effective provision is made whereby outstanding Indenture Securities (including the debt securities) will be equally and ratably secured with any and all such funded debt and with any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to prevent the creation or existence of any (1) acquisition lien or permitted encumbrance; or (2) lien created or assumed by us or any of our subsidiaries in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such Indenture Security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries. In case we or any of our subsidiaries propose to create or permit to exist a lien on any principal property at any time owned by it to secure any funded debt, other than funded debt permitted to be secured under clauses (1) or (2) above, we will give prior written notice thereof to the trustee. We also will, or will cause our subsidiary to, prior to or simultaneously with such creation or permission to exist, by supplemental indenture executed to the trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the trustee, effectively secure all the Indenture Securities equally and ratably with such funded debt and any other indebtedness entitled to be equally and ratably secured.

Notwithstanding the above, we or any of our subsidiaries may issue, assume or guarantee funded debt secured by a lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other funded debt of ours or any of our subsidiaries secured by a lien which, if originally issued, assumed or guaranteed at such time, would otherwise be subject to the foregoing restrictions, not including funded debt permitted to be secured under clauses (1) or (2) above, does not at the time exceed 10% of our consolidated net tangible assets, as shown on our audited consolidated financial statements of as of the end of the fiscal year preceding the date of determination. (Section 1007.)

The holders of more than 50% in principal amount of the outstanding Indenture Securities (including the debt securities) may waive compliance by us with the covenant contained in Section 1007 of the indenture and certain other covenants. (Section 1009.)

The indenture defines the term “subsidiary” to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and one or more other subsidiaries.

The term “principal property” is defined to mean any property interest in oil and gas reserves located in the United States or offshore the United States and owned by us or any of our subsidiaries and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds 2% of consolidated net tangible assets, except any such property interest or interests that in the opinion of our board of directors is not of material importance to the total business conducted by us and our subsidiaries as a whole. Without limitation, the term “principal property” does not include:

(1) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by us or any of our subsidiaries, and all of our and our subsidiaries’ related rights, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations; or

(2) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances. (Section 101.)

The term “indebtedness,” as applied to us or any of our subsidiaries, is defined to mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by us or any of our subsidiaries and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, is for all purposes of the indenture deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by us or any of our subsidiaries is for all purposes of the indenture also deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons is for any purpose of the indenture deemed indebtedness of such corporation. Indebtedness does not include:

(1) any amount representing capitalized lease obligations;

(2) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such persons or with third persons, with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons, whether or not conferred, delivered or rendered, and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and

(3) any guarantees with respect to lease or other similar periodic payments to be made by other persons. (Section 101.)

The term “funded debt” as applied to us or any of our subsidiaries is defined to mean all indebtedness incurred, created, assumed or guaranteed by us or any of our subsidiaries, or upon which such corporation customarily pays interest charges, which matures, or is renewable by us or any of our subsidiaries to a date, more than one year after the date as of which funded debt is being determined. (Section 101.)

The term “lien” is defined to mean any mortgage, pledge, lien, security interest or similar charge or encumbrance. (Section 101.)

The term “acquisition lien” is defined to mean any:

(1) lien on any property acquired before or after the date of the indenture, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by us or any of our subsidiaries, provided that any such lien applies only to the property so acquired and fixed improvements thereon,

(2) lien on any property acquired before or after the date of the indenture by any corporation that is or becomes our subsidiary after the date of the indenture, referred to in this prospectus as an “Acquired Entity,” provided that any such lien:

(A) shall either (i) exist prior to the time the Acquired Entity becomes our subsidiary or (ii) be created at the time the Acquired Entity becomes our subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof; and

(B) shall only apply to those properties owned by the Acquired Entity at the time it becomes our subsidiary or thereafter acquired by it from sources other than us or any other of our subsidiaries; and

(3) any extension, renewal or refunding, in whole or in part, of any lien permitted by the immediately preceding clause (1) or (2) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the lien extended, renewed or refunded. (Section 101.)

The term “permitted encumbrance” is defined to mean any:

(1) lien reserved in any oil, gas or other mineral lease for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

(2) lien for any judgments or attachments in an aggregate amount not in excess of $10,000,000, or for any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

(3) sale or other transfer of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in place, or the future production thereof, for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount, however determined, of money or a specified amount of such crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances or any sale or other transfer of any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “net profits interest,” “royalty” or similar burden on any oil and gas property or mineral interest owned by us or any of our subsidiaries;

(4) lien consisting of or reserved in any (A) grant or conveyance in the nature of a farm-out or conditional assignment to us or any of our subsidiaries entered into in the ordinary course of business to secure any undertaking of ours or any of our subsidiaries in such grant or conveyance, (B) interest of an assignee in any proved undeveloped lease or proved undeveloped portion of any producing property transferred to such assignee for the purpose of the development of such lease or property, (C) unitization or pooling agreement or declaration, (D) contract for the sale, purchase, exchange or processing of production, or (E) operating agreement, area of mutual interest agreement or other agreement which is customary in the oil and gas business and which agreement does not materially detract from the value, or materially impair the use of, the properties affected thereby;

(5) lien arising out of any forward contract, futures contract, swap agreement or other commodities contract entered into by us or any of our subsidiaries;

(6) lien on any oil and gas property of ours or any of our subsidiaries thereof, or on production therefrom, to secure any liability of ours or such subsidiary for all or part of the development cost for such property under any joint operating, drilling or similar agreement for exploration, drilling or development of such property, or any renewal or extension of such lien; or

(7) certain other liens as described in the indenture. (Section 101.)

No Personal Liability of Directors, Officers or Stockholders. Our directors, officers and stockholders will not have any liability for our obligations under the indenture or the debt securities. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 1301.)

Description of capital stock

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of:

•	10,000,000 shares of preferred stock, $.01 par value, 3,000,000 of which have been designated as “Series E Junior Participating Preferred Stock,” with a liquidation preference of $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater, issuable upon exercise of our preferred share purchase rights; and

•	640,000,000 shares of common stock, $.01 par value.

As of April 30, 2009, there were no shares of preferred stock and 250,304,678 shares of our common stock outstanding. The following summary description of our common stock is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended. Copies of our Restated Certificate of Incorporation and the amendments thereto and our Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our common stock possesses ordinary voting rights for the election of directors and in respect to other corporate matters, each share being entitled to one vote. The common stock has no cumulative voting rights, meaning that the holders of a majority of the shares cast for the election of directors can elect all the directors if they choose to do so. The common stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of legally available funds.

Upon our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts and liquidation and any liquidation preference established for the preferred stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

The transfer agent and registrar of the common stock is Computershare Trust Company, N.A., Providence, Rhode Island.

Preferred Stock

Under our Restated Certificate of Incorporation, as amended, our board of directors may provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series. Our board of directors already has designated 3,000,000 shares of Series E Junior Participating Preferred Stock, with a liquidation preference of $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater (issuable upon exercise of our preferred share purchase rights). The rights, preferences, privileges and restrictions, including liquidation preferences, of the preferred stock of each additional series will be fixed or designated by our board of directors pursuant to a certificate of designation without any further vote or action by our stockholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of EOG. Upon issuance against full payment of the purchase price therefor, shares of preferred stock offered hereby will be fully paid and nonassessable.

The specific terms of a particular series of preferred stock offered by this prospectus will be described in a prospectus supplement relating to such series and will include the following:

•	the maximum number of shares to constitute the series and the distinctive designation of the series;

•	the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

•	whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

•	the liquidation preference, if any, applicable to shares of the series;

•	whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of ours or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjustment of the same;

•	the voting rights, if any, on the shares of the series; and

•	any other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

Rights Plan

On February 14, 2000, our board of directors declared a dividend of one preferred share purchase right, referred to in this prospectus as a “Right,” for each outstanding share of common stock, par value $.01 per share. The dividend was paid on February 24, 2000 to the stockholders of record on that date. The description and terms of the Rights are set forth in a Rights Agreement, dated February 14, 2000, as amended, referred to in this prospectus as the “Rights Agreement,” between EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), referred to in this prospectus as the “Rights Agent,” and us. In accordance with the Rights Agreement, each share of common stock issued in connection with the two-for-one stock split effected March 1, 2005, also had one Right associated with it.

Our board of directors has adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more (with certain exceptions) of our outstanding common stock without the approval of our board of directors. The Rights

Agreement should not interfere with any merger or other business combination approved by our board of directors.

For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement and the amendments thereto, which have been filed with the Commission as exhibits to this Registration Statement and are incorporated herein by reference.

The Rights. Our board of directors authorized the issuance of a Right with respect to each issued and outstanding share of common stock on February 24, 2000. In addition, rights accompany any shares of common stock we have issued subsequent to February 24, 2000 and will in the future issue, until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from us one two-hundredth of a share of Series E Junior Participating Preferred Stock, referred to in this prospectus as a “Preferred Share,” for $90, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until:

•	10 days after a public announcement that a person or group has become an Acquiring Person (as defined in the Rights Agreement) by obtaining beneficial ownership of 10% or more of our outstanding common stock, or, if earlier,

•	10 business days (or a later date determined by our board of directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group obtaining beneficial ownership of 10% or more of our outstanding common stock.

Notwithstanding the above, there is an exception to the definition of Acquiring Person to permit a qualified institutional investor to hold 10% or more, but less than 30%, of our common stock without being deemed an Acquiring Person if the institutional investor meets the following requirements: (1) the institutional investor is described in Rule 13d-1(b)(1) promulgated under the Exchange Act and is eligible to report (and, if such institutional investor is the beneficial owner of greater than 5% of our common stock, does in fact report) beneficial ownership of common stock on Schedule 13G; (2) the institutional investor is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of our common stock; (3) the institutional investor does not beneficially own 15% or more of our common stock (including in such calculation the holdings of all of the institutional investor’s affiliates and associates other than those which, under published interpretations of the SEC or its staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of our common stock); and (4) the institutional investor does not beneficially own 30% or more of our common stock (including in such calculation the holdings of all of the institutional investor’s affiliates and associates).

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for each Right held and upon payment of $90 per Right (subject to adjustment), purchase shares of our common stock with a market value of $180, based on the market price of the common stock on the date such person or group becomes an Acquiring Person.

•	Flip Over. If we are acquired in a merger or similar transaction after a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for each Right held and upon payment of $90 per Right (subject to adjustment), purchase shares of the acquiring corporation’s stock with a market value of $180 based on the market price of the acquiring corporation’s stock on the date of such merger or similar transaction.

Preferred Share Provisions. Each one two-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle holders to quarterly dividend payments of $0.005 per one two-hundredth of a share, or an amount equal to the dividend made on one share of our common stock, whichever is greater;

•	will entitle holders upon liquidation either to receive $0.50 per one two-hundredth of a share or an amount equal to the payment made on one share of our common stock, whichever is greater;

•	will have the same voting power as one share of our common stock; and

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per one two-hundredth of a share payment equal to the payment made on one share of our common stock.

The value of one two-hundredth of a Preferred Share should approximate the value of one share of our common stock.

Expiration. The Rights will expire on February 24, 2010.

Redemption. Our board of directors may redeem the Rights for $0.005 per Right at any time before any person or group becomes an Acquiring Person. If our board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.005 per Right. The redemption price has been adjusted (from $0.010 to $0.005) for the two-for-one stock split effected March 1, 2005 and will be further adjusted if we have any future stock splits or stock dividends of our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person beneficially owns 50% or more of our outstanding common stock, our board of directors may extinguish the Rights by exchanging one share of our common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our board of directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or our common stock. No adjustments to the purchase price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our board of directors without the consent of the holders of the Rights. However, our board of directors may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, our board of directors may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our board of directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Limitation on Directors’ Liability

Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. The Delaware laws enable corporations to limit available relief to equitable remedies such as injunction or rescission. Our Restated Certificate of Incorporation, as amended, limits the liabilities of our directors to us or our stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived an improper personal benefit.

This provision in the Restated Certificate of Incorporation, as amended, may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Book-entry issuance

Except as otherwise stated in the applicable prospectus supplement, the debt securities and preferred stock that we offer initially will be represented by one or more fully registered, global certificates, collectively referred to in this prospectus as the “Global Security,” which will be deposited upon issuance with, or on behalf of, The Depository Trust Company, referred to in this prospectus as the “DTC,” in New York, New York, and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. This means that, except as provided below, holders of the debt securities and preferred stock (1) will not receive a certificate for the debt securities and preferred stock, (2) will not have debt securities and preferred stock registered in their name and (3) will not be considered the registered owners or holders of the debt securities and preferred stock for any purpose. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of the DTC and, if such person is not one of DTC’s participating organizations, collectively referred to in this prospectus as the “Participants,” on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder of the debt securities and preferred stock.

Except as set forth below, the Global Security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Security may not be exchanged for certificates representing debt securities and preferred stock except in the limited circumstances described below.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, by eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to other entities such as banks, brokers, dealers and trust companies, collectively referred to in this prospectus as the “Indirect Participants,” that clear transactions through or maintain a direct or indirect custodial relationship with a Participant. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

DTC has also advised us that pursuant to procedures established by it:

•	upon deposit of the Global Security, DTC will credit the accounts of Participants designated by the initial purchasers with the applicable portion of the shares of preferred stock or the principal amount of debt securities represented by the Global Security; and

•	ownership of such shares or principal amount represented by the Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to the other owners of beneficial interests in the Global Security.

DTC has no knowledge of the actual beneficial owners of the debt securities and preferred stock. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participants and Indirect Participants through which the beneficial owners acquired the preferred stock or debt securities. All interests in a Global Security are subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Security to such persons will be impaired to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be adversely affected by the lack of a physical certificate evidencing such interests.

Payments in respect of the debt securities and preferred stock registered in the name of DTC or its nominee will be payable by us through the paying agent to DTC in its capacity as the registered holder. We will treat the persons in whose names the debt securities and preferred stock, including the Global Security, are registered as the owners of the debt securities and preferred stock for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, nor the trustee, nor any agent of ours, nor any underwriter of our securities has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Security, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Security; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Global Security, is to credit the accounts of the relevant Participants with payment on the payment due dates in amounts proportionate to their respective beneficial interests in the Global Security as shown on DTC’s records.

Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities and preferred stock will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in bearer form or “street name,” and will be the sole responsibility of the Participants or the Indirect Participants, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither we, nor the trustee, nor any agent of ours, nor any underwriter of our securities will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the debt securities and preferred stock, and each may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of the debt securities and preferred stock only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited. However, DTC reserves the right to exchange the Global Security for certificates representing debt securities and preferred stock and to distribute those certificates to its Participants.

Unless we specify otherwise in the applicable prospectus supplement, each Global Security will be exchangeable for certificated notes only if:

•	DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility; or

•	we, in our sole discretion and subject to DTC’s procedures, determine that the Global Securities shall be exchangeable for certificated notes.

Upon any such exchange, owners of a beneficial interest in the Global Security or Global Securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the trustee.

Selling stockholders

In addition to covering the offering of debt securities, preferred stock and common stock by us, this prospectus covers the offering for resale of common stock by selling stockholders. The applicable prospectus supplement will set forth, with respect to each selling stockholder,

•	the name of the selling stockholder;

•	the nature of any position, office or other material relationship which the selling stockholder will have had during the prior three years with us or any of our predecessors or affiliates;

•	the number of shares of common stock owned by the selling stockholder prior to the offering;

•	the number of shares to be offered for the selling stockholder’s account; and

•	the number of shares and (if one percent or more) the percentage of common stock to be owned by the selling stockholder after completion of the offering.

Plan of distribution

We may sell the debt securities, preferred stock or common stock offered by this prospectus

•	through underwriters, brokers, dealers or agents;

•	to underwriters or dealers;

•	directly to purchasers;

•	pursuant to delayed delivery contracts or forward contracts; or

•	through a combination of any of these methods of sale.

Any underwriters, dealers, brokers or agents may sell the debt securities, preferred stock or common stock to institutional purchasers in one or more transactions, including block transactions, on the New York Stock Exchange or otherwise. Any sales of the debt securities, preferred stock or common stock may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale of any securities, the underwriters will acquire such securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the debt securities, preferred stock and common stock, underwriters, brokers, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities, preferred stock or common stock for whom they may act as agent or to whom they may sell as principal.

Underwriters may sell the debt securities, preferred stock or common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. The debt securities, preferred stock or common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of debt securities, preferred stock or common stock will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used the name or names of the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating to such securities, the obligations of the underwriters to purchase the debt securities, preferred stock or common stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities offered if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if those offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If dealers are used in the sale of debt securities, preferred stock or common stock, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities.

We may sell the debt securities, preferred stock or common stock through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered will be named, and any commissions that we pay to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase debt securities, preferred stock or common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Debt securities, preferred stock or common stock may also be sold directly by us. In this case, no underwriters or agents will be involved. We may use electronic media, including the Internet, to sell these securities directly.

The debt securities and the preferred stock, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities or preferred stock for public offering and sale may make a market in such debt securities or preferred stock, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such debt securities or preferred stock.

Agents, brokers, dealers and underwriters may be entitled under agreements with us and any selling stockholders to indemnification by us and the selling stockholders, as the case may be, against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which such agents, brokers, dealers or underwriters may be required to make in that respect. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Legal matters

Certain legal matters in connection with the offering of debt securities, preferred stock and common stock will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. As of April 30, 2009, lawyers at Fulbright & Jaworski L.L.P. working on this registration statement owned 2,600 shares of our common stock.

Experts

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share Based Payment,” on January 1, 2006 and (2) expresses an unqualified opinion on the effectiveness of the Company’s internal control over the financial reporting), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated herein by reference on the authority of said firm as experts in petroleum engineering.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$900,000,000

Debt Securities

Preferred Stock

Common Stock

EOG Resources, Inc.

Prospectus

May 18, 2009

Part II

Information not required in prospectus

ITEM 14.	Other expenses of issuance and distribution

The following table sets forth the expenses to be incurred by EOG Resources, Inc., referred to herein as the “Registrant,” in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$50,220
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	110,000
Printing and Engraving Expenses	40,000
Trustee Fees and Expenses	11,000
Rating Agency Fees	850,000
Miscellaneous	15,000

Total	$1,226,220

ITEM 15.	Indemnification of directors and officers

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions as to the scope of indemnification.

The Restated Certificate of Incorporation, as amended, of the Registrant, referred to therein as the “Corporation,” contains the following provisions relating to indemnification of directors and officers, namely:

“Eighth: A.(1) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

2. The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Laws enacted that further limits the liability of a director.

B.(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) If a claim under paragraph B(1) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

4. The Corporation may maintain insurance at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

5. If this article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

6. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.”

The Registrant has purchased liability insurance policies covering the directors and officers of the Registrant to provide protection, subject to policy terms and conditions, in instances when the Registrant cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

The Form of Underwriting Agreement, to be subsequently filed by an amendment to this registration statement or on a Form 8-K and incorporated by reference herein, under certain circumstances provides for indemnification by the underwriters of the directors, officers and controlling persons of the Registrant.

ITEM 16.	Exhibits

Exhibit
number			Description

*1	.1	—	Form of Underwriting Agreement.
3	.1(a)	—	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).
3	.1(b)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 5, 1993 (incorporated by reference to Exhibit 4.1(b) to the Registrant’s Registration Statement on Form S-8, File No. 33-52201, filed February 8, 1994).
3	.1(c)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 14, 1994 (incorporated by reference to Exhibit 4.1(c) to the Registrant’s Registration Statement on Form S-8, File No. 33-58103, filed March 15, 1995).
3	.1(d)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to the Registrant’s Registration Statement on Form S-3, File No. 333-09919, filed August 9, 1996).
3	.1(e)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 7, 1997 (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-3, File No. 333-44785, filed January 23, 1998).
3	.1(f)	—	Certificate of Ownership and Merger Merging EOG Resources, Inc. into Enron Oil & Gas Company, dated August 26, 1999 (incorporated by reference to Exhibit 3.1(f) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).
3	.1(g)	—	Certificate of Designations of Series E Junior Participating Preferred Stock, dated February 14, 2000 (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, filed February 18, 2000).
3	.1(h)	—	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(j) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).
3	.1(i)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series C, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).
3	.1(j)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series D, dated February 24, 2005 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004) (File No. 001-09743).
3	.1(k)	—	Amended Certificate of Designations of Series E Junior Participating Preferred Stock, dated March 7, 2005 (incorporated by reference to Exhibit 3.1(m) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

Exhibit
number			Description

3	.1(l)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(l) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
3	.1(m)	—	Certificate of Elimination of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, dated March 6, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 6, 2008).
3.2		—	Bylaws, dated August 23, 1989, as amended and restated effective as of February 26, 2009 (incorporated by reference to Exhibit 3.2(a) to the Registrant’s Current Report on Form 8-K, filed March 4, 2009).
4.1		—	Specimen of Certificate evidencing the Registrant’s Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).
4	.2(a)	—	Rights Agreement, dated as of February 14, 2000, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A, filed February 18, 2000).
4	.2(b)	—	Form of Right Certificate (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A, filed February 18, 2000).
4	.2(c)	—	Amendment to Rights Agreement, dated as of December 13, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A, filed December 14, 2001).
4	.2(d)	—	Letter, dated December 13, 2001, from First Chicago Trust Company of New York to EOG, resigning as rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 3 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A/A, filed February 7, 2002).
4	.2(e)	—	Amendment No. 2 to Rights Agreement, dated as of December 20, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 4 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A/A, filed February 7, 2002).
4	.2(f)	—	Letter, dated December 20, 2001, from EOG to EquiServe Trust Company, N.A., appointing EquiServe Trust Company, N.A. as successor rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 5 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A/A, filed February 7, 2002).
4	.2(g)	—	Amendment No. 3 to Rights Agreement, dated as of April 11, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed April 12, 2002) (File No. 001-09743).
4	.2(h)	—	Amendment No. 4 to Rights Agreement, dated as of December 10, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed December 11, 2002) (File No. 001-09743).

Exhibit
number			Description

4	.2(i)	—	Amendment No. 5 to Rights Agreement, dated as of February 24, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004) (File No. 001-09743).
4	.2(j)	—	Amendment No. 6 to Rights Agreement, dated as of June 15, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed June 21, 2005).
4	.2(k)	—	Rights Agreement Certificate, dated February 11, 2008 (incorporated by reference to Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).
4.3		—	Indenture, dated as of September 1, 1991, between Enron Oil & Gas Company (predecessor to EOG) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A. (formerly, Texas Commerce Bank National Association)), as trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3, File No. 33-42640, filed September 6, 1991).
4	.4(a)	—	Officers’ Certificate Establishing 6.125% Senior Notes due 2013 and 6.875% Senior Notes due 2018, dated September 30, 2008 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed September 30, 2008).
4	.4(b)	—	Form of Global Note with respect to the 6.125% Senior Notes due 2013 of EOG (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed September 30, 2008).
4	.4(c)	—	Form of Global Note with respect to the 6.875% Senior Notes due 2018 of EOG (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed September 30, 2008).
4	.5(a)	—	Officers’ Certificate Establishing 5.875% Senior Notes due 2017 of EOG, dated September 10, 2007 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed September 10, 2007).
4	.5(b)	—	Form of Global Note with respect to the 5.875% Senior Notes due 2017 of EOG (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed September 10, 2007).
**4	.6(a)	—	Certificate, dated April 3, 1998, of the Senior Vice President and Chief Financial Officer of Enron Oil & Gas Company (predecessor to EOG) establishing the terms of the 6.65% Notes due April 1, 2028.
**4	.6(b)	—	Global Note with respect to the 6.65% Notes due April 1, 2028 of Enron Oil & Gas Company (predecessor to EOG).
**4	.7(a)	—	Indenture, dated as of November 15, 2001, between EOG Company of Canada, as Issuer, and Citibank, N.A., as trustee, with respect to the 7.00% Senior Notes due 2011 of EOG Company of Canada.

Exhibit
number			Description

**4	.7(b)	—	First Supplemental Indenture, dated as of April 2, 2002, to the Indenture, dated as of November 15, 2001, between EOG Company of Canada, as Issuer, and Citibank, N.A., as trustee, with respect to the 7.00% Senior Notes due 2011 of EOG Company of Canada.
**4	.8	—	Indenture, dated as of March 1, 2004, between EOG Resources Canada Inc., as Issuer, and The Bank of New York Trust Company, N.A., as trustee, with respect to the 4.75% Senior Notes due 2014 of EOG Resources Canada Inc.
***4	.9	—	Indenture, dated as of May 18, 2009, between EOG and Wells Fargo Bank, NA, as trustee.
***5	.1	—	Opinion of Fulbright & Jaworski L.L.P.
***12	.1	—	Statement of Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.
***23	.1	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).
***23	.2	—	Consent of Deloitte & Touche LLP.
***23	.3	—	Consent of DeGolyer and MacNaughton.
***24	.1	—	Certain Powers of Attorney.
***25	.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of Wells Fargo Bank, NA.

*	To be subsequently filed by an amendment to this registration statement or on a Form 8-K.

**	Not filed herewith; pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant hereby agrees to furnish a copy of such exhibit to the Commission upon request.

***	Filed herewith.

ITEM 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, referred to herein as the “Securities Act of 1933”;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the “Securities Exchange Act of 1934,” that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 18, 2009.

EOG RESOURCES, INC.

By:	/s/ TIMOTHY K. DRIGGERS
Timothy K. Driggers
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 18, 2009.

Signature	Title

/s/ MARK G. PAPA (Mark G. Papa)	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director
/s/ TIMOTHY K. DRIGGERS (Timothy K. Driggers)	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* (George A. Alcorn)	Director
* (Charles R. Crisp)	Director
* (James C. Day)	Director
* (H. Leighton Steward)	Director
* (Donald F. Textor)	Director
* (Frank G. Wisner)	Director
*By: /s/ MICHAEL P. DONALDSON
Michael P. Donaldson Attorney-in-Fact for persons indicated

S-1

Index to exhibits

Exhibit
number			Description

*1	.1	—	Form of Underwriting Agreement.
3	.1(a)	—	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).
3	.1(b)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 5, 1993 (incorporated by reference to Exhibit 4.1(b) to the Registrant’s Registration Statement on Form S-8, File No. 33-52201, filed February 8, 1994).
3	.1(c)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 14, 1994 (incorporated by reference to Exhibit 4.1(c) to the Registrant’s Registration Statement on Form S-8, File No. 33-58103, filed March 15, 1995).
3	.1(d)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to the Registrant’s Registration Statement on Form S-3, File No. 333-09919, filed August 9, 1996).
3	.1(e)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 7, 1997 (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-3, File No. 333-44785, filed January 23, 1998).
3	.1(f)	—	Certificate of Ownership and Merger Merging EOG Resources, Inc. into Enron Oil & Gas Company, dated August 26, 1999 (incorporated by reference to Exhibit 3.1(f) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).
3	.1(g)	—	Certificate of Designations of Series E Junior Participating Preferred Stock, dated February 14, 2000 (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, filed February 18, 2000).
3	.1(h)	—	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(j) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).
3	.1(i)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series C, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).
3	.1(j)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series D, dated February 24, 2005 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004) (File No. 001-09743).
3	.1(k)	—	Amended Certificate of Designations of Series E Junior Participating Preferred Stock, dated March 7, 2005 (incorporated by reference to Exhibit 3.1(m) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).
3	.1(l)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(l) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

Exhibit
number			Description

3	.1(m)	—	Certificate of Elimination of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, dated March 6, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 6, 2008).
3.2		—	Bylaws, dated August 23, 1989, as amended and restated effective as of February 26, 2009 (incorporated by reference to Exhibit 3.2(a) to the Registrant’s Current Report on Form 8-K, filed March 4, 2009).
4.1		—	Specimen of Certificate evidencing the Registrant’s Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).
4	.2(a)	—	Rights Agreement, dated as of February 14, 2000, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A, filed February 18, 2000).
4	.2(b)	—	Form of Right Certificate (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A, filed February 18, 2000).
4	.2(c)	—	Amendment to Rights Agreement, dated as of December 13, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A, filed December 14, 2001).
4	.2(d)	—	Letter, dated December 13, 2001, from First Chicago Trust Company of New York to EOG, resigning as rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 3 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A/A, filed February 7, 2002).
4	.2(e)	—	Amendment No. 2 to Rights Agreement, dated as of December 20, 2001, between EOG and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 4 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A/A, filed February 7, 2002).
4	.2(f)	—	Letter, dated December 20, 2001, from EOG to EquiServe Trust Company, N.A., appointing EquiServe Trust Company, N.A. as successor rights agent, effective January 12, 2002 (incorporated by reference to Exhibit 5 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A/A, filed February 7, 2002).
4	.2(g)	—	Amendment No. 3 to Rights Agreement, dated as of April 11, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed April 12, 2002) (File No. 001-09743).
4	.2(h)	—	Amendment No. 4 to Rights Agreement, dated as of December 10, 2002, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed December 11, 2002) (File No. 001-09743).
4	.2(i)	—	Amendment No. 5 to Rights Agreement, dated as of February 24, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004) (File No. 001-09743).

Exhibit
number			Description

4	.2(j)	—	Amendment No. 6 to Rights Agreement, dated as of June 15, 2005, between EOG and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed June 21, 2005).
4	.2(k)		Rights Agreement Certificate, dated February 11, 2008 (incorporated by reference to Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).
4.3		—	Indenture, dated as of September 1, 1991, between Enron Oil & Gas Company (predecessor to EOG) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A. (formerly, Texas Commerce Bank National Association)), as trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3, File No. 33-42640, filed September 6, 1991).
4	.4(a)	—	Officers’ Certificate Establishing 6.125% Senior Notes due 2013 and 6.875% Senior Notes due 2018, dated September 30, 2008 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed September 30, 2008).
4	.4(b)	—	Form of Global Note with respect to the 6.125% Senior Notes due 2013 of EOG (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed September 30, 2008).
4	.4(c)	—	Form of Global Note with respect to the 6.875% Senior Notes due 2018 of EOG (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed September 30, 2008).
4	.5(a)	—	Officers’ Certificate Establishing 5.875% Senior Notes due 2017 of EOG, dated September 10, 2007 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed September 10, 2007).
4	.5(b)	—	Form of Global Note with respect to the 5.875% Senior Notes due 2017 of EOG (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed September 10, 2007).
**4	.6(a)	—	Certificate, dated April 3, 1998, of the Senior Vice President and Chief Financial Officer of Enron Oil & Gas Company (predecessor to EOG) establishing the terms of the 6.65% Notes due April 1, 2028.
**4	.6(b)	—	Global Note with respect to the 6.65% Notes due April 1, 2028 of Enron Oil & Gas Company (predecessor to EOG).
**4	.7(a)	—	Indenture, dated as of November 15, 2001, between EOG Company of Canada, as Issuer, and Citibank, N.A., as trustee, with respect to the 7.00% Senior Notes due 2011 of EOG Company of Canada.
**4	.7(b)	—	First Supplemental Indenture, dated as of April 2, 2002, to the Indenture, dated as of November 15, 2001, between EOG Company of Canada, as Issuer, and Citibank, N.A., as trustee, with respect to the 7.00% Senior Notes due 2011 of EOG Company of Canada.
**4	.8	—	Indenture, dated as of March 1, 2004, between EOG Resources Canada Inc., as Issuer, and The Bank of New York Trust Company, N.A., as trustee, with respect to the 4.75% Senior Notes due 2014 of EOG Resources Canada Inc.

Exhibit
number			Description

***4	.9	—	Indenture, dated as of May 18, 2009, between EOG and Wells Fargo Bank, NA, as trustee.
***5	.1	—	Opinion of Fulbright & Jaworski L.L.P.
***12	.1	—	Statement of Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.
***23	.1	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).
***23	.2	—	Consent of Deloitte & Touche LLP.
***23	.3	—	Consent of DeGolyer and MacNaughton.
***24	.1	—	Certain Powers of Attorney.
***25	.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of Wells Fargo Bank, NA.

*	To be subsequently filed by an amendment to this registration statement or on a Form 8-K.

**	Not filed herewith; pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant hereby agrees to furnish a copy of such exhibit to the Commission upon request.

***	Filed herewith.

E-4